EXHIBIT 16


June 10, 1998


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, Northwest
Washington, DC 20549

Dear Sirs/Madams:

We have read and agree with the comments in the second sentence of the first paragraph and in the second paragraph in Item 4 of Form 8-K of Harvest States Cooperatives dated June 10, 1998. We have no basis for agreeing or disagreeing with the comments in the other sentences in the first paragraph and in the third paragraph in Item 4.

Yours truly,


Deloitte & Touche LLP